Exhibit 23

McGladrey & Pullen, LLP

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-169747) on Form S-8 of Sears Holdings Corporation of our report dated June 27, 2011, relating to the financial statements and supplemental schedule of the Lands’ End, Inc. Retirement Plan, which appears in this Annual Report on Form 11-K of the Lands’ End, Inc. Retirement Plan for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois

June 27, 2011